As filed with the Securities and Exchange Commission on November 4, 1994

                                        Registration No. 33-_____

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                            COMSAT Corporation
            (Exact name of issuer as specified in its charter)

     District of Columbia                      52-0781863
(State or other jurisdiction of             (I.R.S. Employer
 incorporation or organization)              identification no.)

                          6560 Rock Spring Drive
                         Bethesda, Maryland  20817
       (Address of Principal Executive Offices, including Zip Code)

              COMSAT CORPORATION 1990 KEY EMPLOYEE STOCK PLAN
                         (Full Title of the Plan)

                             Warren Y. Zeger
               Vice President, General Counsel and Secretary
                            COMSAT Corporation
                          6560 Rock Spring Drive
                            Bethesda, MD  20817
                              (301) 214-3000
         (Name, Address and Telephone Number of Agent for Service)

                      CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------
Title of     Amount      Proposed       Proposed      Amount of
Securities   to be       Maximum        Maximum       Registration
to be        Registered  Offering Price Aggregate     Fee
Registered               per Share      Offering Price
- ---------------------------------------------------------------------------
Common Stock 3,000,000
(without par shares(1)   $20.6875(2)    $62,062,500(2)      $21,401
 value)
- -----------------------------------------------------------------------------
(1) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to adjustments deemed necessary or equitable by the Committee on Compensation and Development of the Board of Directors of the registrant upon changes in capitalization, as provided in Section 9 of the COMSAT Corporation 1990 Key Employee
     Stock Option Plan.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the registrant's Common Stock on the New York Stock Exchange on November 2, 1994.

               Page 1 of 14 pages - Exhibit Index at page 9.

                                 PART II
              INFORMATION REQUIRED IN REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed with respect to the registration of additional shares of Common Stock of COMSAT Corporation to be issued under the COMSAT Corporation 1990 Key Employee Stock Plan, for which Plan shares of Common Stock were previously registered on Registration Statement No. 33-35364 on Form S-8 which is currently effective and which is incorporated by reference herein.

Item 3.  Incorporation of Documents by Reference

     The following documents which have been filed previously with the Securities and Exchange Commission (the "Commission") by COMSAT Corporation (the "Company") (Commission File No. 1-4929) pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:


(a)  The Company's Annual Report on Form 10-K, as amended on Form
     10-K/A, for the fiscal year ended December 31, 1993.

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994 and June 30, 1994.

     (c) The Company's Current Reports on Form 8-K filed with the Commission on February 1, 1994, March 7, 1994, March 11, 1994, April 26, 1994, June 8, 1994, June 30,
          1994 (as amended on Form 8-K/A), July 18, 1994 (as amended on Form 8-K/A), July 19, 1994 (as amended on Form 8-K/A), October 27, 1994 and November 3, 1994.

     (d)  The description of the Common Stock appearing on pages
          41 through 46 of the Company's Registration Statement
          No. 33-53437.

     All documents filed with the Commission subsequent to the date of this Registration Statement pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.


Item 4.  Description of Securities

     The Company's Common Stock is registered under Section 12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     An opinion as to the validity of the securities being issued has been rendered for the Company by Warren Y. Zeger, Vice President, General Counsel and Secretary of the Company. As of September 1, 1994, Mr. Zeger was the record owner of 12,358 shares of the Company's Common Stock ("Common Stock") and had options to purchase 134,819 shares of Common Stock, of which options to purchase 26,819 shares were exercisable.

Item 6.  Indemnification of Officers and Directors

     Reference is made to the provisions of Article III of the registrant's Articles of Incorporation filed as Exhibit 4(a) hereto and the provisions of Article VIII of the registrant's By-laws filed as Exhibit 4(b) hereto.

     Section 29-304 of the District of Columbia Business Corporations Act provides a District of Columbia corporation shall have the power to indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise.

     There are in effect directors' and officers' liability insurance policies which insure the registrant's directors and officers against certain liabilities that they may incur in such capacities.

Item 7.  Exemption from Registration Claimed

     Not Applicable.


Item 8.  Exhibits

     The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.

     Exhibit No.         Description of Exhibit

        4(a)        Articles of Incorporation of COMSAT
                    Corporation (as amended through June 1, 1993)

                    (Incorporated by reference to Exhibit 4(a) to Registrant's Registration Statement on Form
                    S-3, Commission File No. 33-51661).

        4(b) By-laws of COMSAT Corporation (as amended through March 15, 1991) (Incorporated by reference to Exhibit 3(b) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

        5(a)        Opinion of Warren Y. Zeger, Vice President,
                    General Counsel and Secretary of the
                    registrant, as to the legality of the shares of Common Stock being registered.

        5(b)        Not applicable.

        23(a)       Consent of Deloitte & Touche LLP.

        23(b)       Consent of Warren Y. Zeger (contained in
                    Exhibit 5(a)).

        24          Powers of Attorney.


Item 9.  Undertakings (numbered as in Item 512 of Regulation S-K)

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


       (i)  To include any prospectus required by section
            10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs
(1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on November 4, 1994.


                                   COMSAT Corporation
                                      (Registrant)



Date: November 4, 1994   By  /s/ Warren Y. Zeger
                           Warren Y. Zeger
                           Vice President, General Counsel and
                             Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons by power of attorney in the capacities and on the date indicated.


                         (1)  Principal executive officer


Date:  November 4, 1994           /s/ Bruce L. Crockett*
                              (Bruce L. Crockett, President
                               and Chief Executive Officer)


                         (2)  Principal financial officer


Date:  November 4, 1994           /s/ C. Thomas Faulders, III*
                              (C. Thomas Faulders, III, Vice
                               President and Chief Financial
                               Officer)


                         (3)  Principal accounting officer


Date:  November 4, 1994          /s/ Allen E. Flower*
                              (Allen E. Flower, Controller)

                         (4)  Board of Directors


Date:  November 4, 1994           /s/ Lucy Wilson Benson*
                              (Lucy Wilson Benson, Director)



Date:  November 4, 1994           /s/ Rudy Boschwitz*
                              (Rudy Boschwitz, Director)



Date:  November 4, 1994           /s/ Edwin I. Colodny*
                              (Edwin I. Colodny, Director)



Date:  November 4, 1994           /s/ Bruce L. Crockett*
                              (Bruce L. Crockett, Director)



Date:  November 4, 1994           /s/ Frederick B. Dent*
                              (Frederick B. Dent, Director)



Date:  November 4, 1994           /s/ Neal B. Freeman*
                              (Neal B. Freeman, Director)



Date:  November 4, 1994           /s/ Barry M. Goldwater*
                              (Barry M. Goldwater, Director)



Date:  November 4, 1994           /s/ Arthur Hauspurg*
                              (Arthur Hauspurg, Director)



Date:  November 4, 1994           /s/ Peter S. Knight*
                              (Peter S. Knight, Director)



Date:  November 4, 1994           /s/ Melvin R. Laird*
                              (Melvin R. Laird, Chairman of the
                               Board and Director)

Date:  November 4, 1994           /s/ Peter W. Likins*
                              (Peter W. Likins, Director)



Date:  November 4, 1994           /s/ Howard M. Love*
                              (Howard M. Love, Director)



Date:  November 4, 1994           /s/ Robert G. Schwartz*
                              (Robert G. Schwartz, Director)



Date:  November 4, 1994           /s/ C. J. Silas*
                              (C. J. Silas, Director)



Date:  November 4, 1994
                              (Dolores D. Wharton, Director)


*  By:   /s/ Warren Y. Zeger
      Warren Y. Zeger, Attorney-in-fact

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                               EXHIBIT INDEX


                                                      Sequential
Exhibit No.              Description                  Page Number
- ----------               -----------                  -----------
   4(a)            Articles of Incorporation of
                   COMSAT Corporation (as amended
                   through June 1, 1993)
                   (Incorporated by reference to
                   Exhibit 4(a) to Registrant's
                   Registration Statement on Form
                   S-3, Commission File No.
                   33-51661).

   4(b)            By-laws of COMSAT Corporation
                   (as amended through March 15,
                   1991) (Incorporated by
                   reference to Exhibit 3(b) to
                   Registrant's Annual Report on
                   Form 10-K for the fiscal year
                   ended December 31, 1991).

   5(a)            Opinion of Warren Y. Zeger,            10
                   Vice President, General
                   Counsel and Secretary of the
                   registrant counsel as to the
                   legality of the shares of
                   Common Stock to which this
                   Registration Statement
                   relates.

   5(b)            Not applicable.

   23(a)           Consent of Deloitte & Touche           11
                   LLP.

   23(b)           Consent of Warren Y. Zeger
                   (contained in Exhibit 5(a)).

   24              Powers of Attorney.                    12

                                                              Exhibit 5(a)

                                             November 4, 1994


COMSAT Corporation
6560 Rock Spring Drive
Bethesda, Maryland  20817

     Re:  Registration Statement on Form S-8 Relating to
          3,000,000 Shares of COMSAT Corporation Common Stock to be issued under the COMSAT Corporation 1990 Key
          Employee Stock Plan (the "Registration Statement").

Ladies and Gentlemen:

          In connection with the proposed issuance and sale by COMSAT Corporation, a District of Columbia corporation (the "Company"), of up to 3,000,000 of Common Stock, without par value (the "Shares") of the Company to be issued pursuant to the COMSAT Corporation 1990 Key Employee Stock Plan (the "Plan"), I am of the opinion that:

          1. The Company is a duly incorporated and validly existing corporation in good standing under the laws of the District of Columbia.

          2. Proper corporate proceedings have been taken so that the Shares have been duly authorized and when certificates for any Shares have been duly executed, registered and delivered, and paid for, in accordance with the terms of the Plan, such Shares will have been legally issued and will be fully paid and nonassessable.

          I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5(a) to the
Registration Statement.


                              Very truly yours,

                              /s/Warren Y. Zeger

                              Warren Y. Zeger
                              Vice President, General Counsel
                                and Secretary

                                                             Exhibit 23(a)





                       INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of COMSAT Corporation on Form S-8 of our reports dated February 16, 1994, relating to the consolidated financial statements of COMSAT Corporation, appearing in the Annual Report on Form 10-K, as amended on Form 10-K/A for the year ended December 31, 1993, and our report dated June 24, 1994 relating to the supplemental consolidated financial statements of COMSAT Corporation, appearing in the Form 8-K current report of COMSAT Corporation dated June 29, 1994, as amended on Form 8-K/A, which aforementioned reports include explanatory paragraphs referring to the changes in the Corporation's method of accounting for postretirement health and life insurance benefits and in its method of accounting for income taxes, and our report dated August 20, 1993, relating to the consolidated financial statements of Radiation Systems, Inc., appearing in the Annual Report on Form 10-K of Radiation Systems, Inc., as amended by Amendment No. 3 on Form 10-K/A for the year ended June 30, 1993.


Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Washington, D.C.
November 3, 1994

                                                      Exhibit 24



                            COMSAT CORPORATION

                            POWERS OF ATTORNEY


     Each of the undersigned hereby appoints Bruce L. Crockett, President and Chief Executive Officer, C. Thomas Faulders, III, Vice President and Chief Financial Officer, Warren Y. Zeger, Vice President, General Counsel and Secretary, Robert N. Davis, Jr., Assistant General Counsel, and Arthur M. Aaron, General Attorney, and each of them severally, his or her true and lawful attorneys to execute (in the name of and on behalf of and as attorneys for the undersigned) a Registration Statement on Form S-8 relating to the registration of 3,000,000 shares of the Corporation's Common Stock for issuance pursuant to the Corporation's 1990 Key Employee Stock Plan, and any and all amendments to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

                              (1)  Principal executive officer



Date:  October 21, 1994              /s/ Bruce L. Crockett
                                   (Bruce L. Crockett, President
                                    and Chief Executive Officer)



                              (2)  Principal financial officer



Date:  October 21, 1994              /s/ C. Thomas Faulders, III
                                   (C. Thomas Faulders, III
                                    Vice President and Chief
                                    Financial Officer)



                              (3)  Principal accounting officer



Date:  October 21, 1994              /s/ Allen E. Flower
                                   (Allen E. Flower, Controller)

                              (4)  Board of Directors



Date:  October 21, 1994              /s/ Lucy Wilson Benson
                                   (Lucy Wilson Benson, Director)



Date:  October 21, 1994              /s/ Rudy Boschwitz
                                   (Rudy Boschwitz, Director)



Date:  October 21, 1994              /s/ Edwin I. Colodny
                                   (Edwin I. Colodny, Director)



Date:  October 21, 1994              /s/ Bruce L. Crockett
                                   (Bruce L. Crockett, Director)



Date:  October 21, 1994              /s/ Frederick B. Dent
                                   (Frederick B. Dent, Director)



Date:  October 21, 1994              /s/ Neal B. Freeman
                                   (Neal B. Freeman, Director)



Date:  October 21, 1994              /s/ Barry M. Goldwater
                                   (Barry M. Goldwater, Director)



Date:  October 21, 1994              /s/ Arthur Hauspurg
                                   (Arthur Hauspurg, Director)



Date:  October 21, 1994              /s/ Peter S. Knight
                                   (Peter S. Knight, Director)

Date:  October 21, 1994              /s/ Melvin R. Laird
                                   (Melvin R. Laird, Chairman of
                                    the Board and Director)



Date:  October 21, 1994              /s/ Peter W. Likins
                                   (Peter W. Likins, Director)



Date:  October 21, 1994              /s/ Howard M. Love
                                   (Howard M. Love, Director)



Date:  October 21, 1994              /s/ Robert G. Schwartz
                                   (Robert G. Schwartz, Director)



Date:  October 21, 1994              /s/ C. J. Silas
                                   (C. J. Silas, Director)



Date:  October 21, 1994
                                   (Dolores D. Wharton, Director)

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